UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 29, 2006

Date of Earliest Event Reported:  August 23, 2006

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

250 Parkway Drive, Suite 270
Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On August 23, 2006, the Board of Directors of Sauer-Danfoss Inc., a Delaware corporation (the “Company”), approved a Second Amendment to the Sauer-Danfoss Inc. 1998 Long-Term Incentive Plan (the “Plan”) in the form attached hereto as Exhibit 10 and incorporated herein by reference (the “Plan Amendment”).

The Plan Amendment specifies the criteria by which participants can make deferral elections with respect to awards granted under the Plan.  The Plan Amendment is intended to allow participants to comply with the requirements of Internal Revenue Code Section 409A in making such deferral elections.

The foregoing description of the Plan Amendment is not complete and is qualified in its entirety by reference to the full text of the Plan Amendment.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 23, 2006, the Board of Directors of the Company approved changes to the Company’s executive office.  The changes, which will become effective on September 1, 2006, are as follows:

•                  Hans J. Cornett has been appointed Executive Vice President and Chief Marketing Officer.  The office of Executive Vice President - Sales and Marketing, presently held by Mr. Cornett, is being eliminated.

•                  Thomas K. Kittel has been appointed Executive Vice President and President - Propel Division.  Mr. Kittel presently serves as the Company’s Vice President - Propel Products.

•                  James R. Wilcox has been appointed Executive Vice President and President - Work Function Division.  The position of Chief Operating Officer, presently held by Mr. Wilcox, is being eliminated.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

10            Second Amendment to Sauer-Danfoss Inc. 1998 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: August 24, 2006
	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer